UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 25, 2008
Dolan Media Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33603	43-2004527

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

706 Second Avenue South, Suite 1200, Minneapolis, Minnesota	55402

(Address of Principal Executive Offices)	(Zip Code)
(612) 317-9420
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
          Effective June 24, 2008, our Board of Directors elected Arthur F. Kingsbury as a Class I director to fill the vacancy created by the death of David Michael Winton earlier this year. Mr. Kingsbury’s term on our Board will expire at our 2011 annual meeting of stockholders. The Board has not appointed Mr. Kingsbury to any committee at this time, but expects to appoint him to its compensation committee later this year.
          Mr. Kingsbury, 60, has over thirty-five years of business and financial experience in the media and communications sectors. His experience includes financial, senior executive and director positions at companies engaged in publishing, internet research, radio broadcasting, cable television, and cellular telephone communications. Specific positions included President and Chief Operating Officer of VNU-USA, Inc., Vice Chairman and Chief Operating Officer of BPI Communications, Inc., and Chief Financial Officer of Affiliated Publications, Inc. Mr. Kingsbury currently serves on the board of HSW International, Inc. (NASDAQ:HSWI), and has previously served as a director on the boards of three other former public companies, NetRatings, Affiliated Publications, and McCaw Cellular Communications, Inc. Mr. Kingsbury holds a BS in Business Administration from Babson College.
          Coincident with his election to our Board, the Board approved a grant of non-qualified stock options to Mr. Kingsbury under the Company’s 2007 Incentive Compensation Plan. The number of shares underlying the option will be determined on the grant date and will be calculated based on the Black-Scholes value of $67,900. This amount was determined using the formula for newly-elected directors described under “Director Compensation” in our proxy statement on Form 14A filed with the SEC on April 7, 2008 and available at www.sec.gov. Consistent with our equity award guidelines, the grant date of Mr. Kingsbury’s option will be the second trading day following the release of the company’s earnings for the second quarter of 2008. The exercise price will be the closing per share price for a share of our common stock on the grant date. These options, once granted, will vest in four annual installments beginning on the first anniversary of the grant date; provided that Mr. Kingsbury continues to serve us as a director.
          Mr. Kingsbury does not have a direct or indirect material interest in any transaction since January 1, 2008, or any currently proposed transaction, to which we are or to be a party in which the amount involved exceeds $120,000, nor were there any arrangements or understandings between him and any other persons pursuant to which we elected him to our Board of Directors
          We have also filed a press release, announcing Mr. Kingsbury’s election to our Board, a copy of which is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description of Exhibits
99.1	Press Release of Company dated June 25, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLAN MEDIA COMPANY
By:	/s/ Scott J. Pollei
	Name:	Scott J. Pollei
Its: Executive Vice President and Chief Financial Officer

Dated: June 25, 2008

Exhibit Index

Exhibit
Number	Description of Exhibits
99.1	Press Release of Company dated June 25, 2008